3036746900/84/22 Apr 2025 BP p.l.c. RULES OF THE BP SHARE AWARD PLAN 2025 Shareholders’ Approval: 17 April 2025 Designated Corporate Officer’s Adoption on behalf of the Company: 22 April 2025 Expiry Date: 17 April 2035 Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Ref 01/140

3036746900/84/22 Apr 2025 i Table of Contents Contents Page 1 Definitions ............................................................................................................................ 1 2 Sub-Plans ............................................................................................................................. 3 3 Terms to be included in Sub-Plans ................................................................................... 4 4 Documentation of Awards .................................................................................................. 6 5 Limits .................................................................................................................................... 7 6 Terms applicable to all Awards .......................................................................................... 8 7 Vesting .................................................................................................................................. 9 8 Retention Period ............................................................................................................... 12 9 Leaving employment ........................................................................................................ 15 10 Malus and clawback .......................................................................................................... 18 11 Corporate events ............................................................................................................... 20 12 Changing the Plan and termination ................................................................................ 23 13 General ............................................................................................................................... 24

3036746900/84/22 Apr 2025 1 1 Definitions In these rules: “Acquiring Company” means a person who has or obtains control (within the meaning of Section 995 of the Income Tax Act 2007) of the Company; “ADS” means an American depositary share representing ordinary shares of the Company; “Award” means a conditional right to receive Shares, each of which can take the form of a Conditional Award, Restricted Shares, or an Option, and includes an Award which has continued during a Retention Period; “Award Date” means the date on which an Award is granted; “Bonus Deferral Award” means an Award which is granted to a Participant in lieu of any bonus which they might otherwise have been paid in cash, and which is or has been designated as such by the Designated Corporate Officer under rule 3.3.3; “Business Day” means a day on which the London Stock Exchange (or, if relevant and if the Designated Corporate Officer determines, any stock exchange nominated by the Designated Corporate Officer on which the Shares are traded) is open for the transaction of business; “Buy-out Award” means any Award made to compensate for awards forfeited on or due to be forfeited as a result of recruitment; “Change of Control” means: (i) a person (or group of persons acting in concert) obtaining control (within the meaning of Section 995 of the Income Tax Act 2007) of the Company as the result of a general offer to acquire Shares becoming or being declared wholly unconditional; or (ii) a court sanctioning a compromise or arrangement in connection with the acquisition of Shares under Section 895 of the Companies Act 2006 or equivalent procedure under local legislation pursuant to which a person (or group of persons) obtains control (within the meaning of Section 995 of the Income Tax Act 2007) of the Company; or (iii) if the Designated Corporate Officer, in their discretion so decides, a person (or a group of persons acting in concert) obtaining control (within the meaning of Section 995 of the Income Tax Act 2007) of the Company in any other way; “Clawback Period” means the period during which the Designated Corporate Officer can decide under rule 10.4 (Clawback) that clawback will apply to the Award, being the period as set out in the applicable malus and clawback terms, or if no such period is specified, the period from the date on which the Award Vests until the sixth anniversary of the Award Date; “Company” means BP p.l.c.; “Condition” means any condition to which an Award is subject; “Conditional Award” means a conditional right to receive Shares for free granted under the Plan (which may be referred to as a “Restricted Share Unit”, where appropriate); “Dealing Restrictions” means any restriction on dealing in securities imposed by regulation, statute, order, directive or any code adopted by the Company, as varied from time to time;

3036746900/84/22 Apr 2025 2 “Designated Corporate Officer” means the Chief Executive Officer of the Company or such other senior level leader (or their delegate(s)) authorised from time to time under the Company’s delegation of authority (or in each case any duly authorised delegate(s) of such person(s)); “Dividend Equivalent” means an amount linked to dividends on the number of Shares in respect of which an Award Vests or is exercised as determined under rule 7.6 (Dividend Equivalent); “Employee” means (other than in respect of rule 13.1 (Terms of employment)) any employee of a member of the Group excluding an executive director of the Company; “Final Lapse Date” means the latest date on which an Option will lapse set by the Designated Corporate Officer under rule 3.3.7 which will not be later than the 10th anniversary of the Award Date, or if no such date is specified, the first anniversary of Vesting; “Grantor” means the Company or any other entity which agrees to satisfy an Award under the Plan; “Group” means: (i) the Company; (ii) its Subsidiaries from time to time; or (iii) any other company which is associated with the Company and is so designated by the Designated Corporate Officer and, for the avoidance of doubt, a company may be treated as an associated company for some purposes or in relation to some Participants but not in relation to others; “Investment Association” means the trade association for UK investment managers, known as the Investment Association, with registration number 4343737; “London Stock Exchange” means the London Stock Exchange plc; “Market Value” means, on any date, the market value determined by the Designated Corporate Officer in such manner as they consider reasonable (which, without limitation, may use an average price over a period ending on that date and which may be different for different purposes under the Plan); “New Issue Share” means Shares to be allotted by the Company; “Normal Vesting Date” means the date set for Vesting of an Award under rule 3.2.3; “Option” means a right to acquire Shares on exercise granted under the Plan; “Option Price” means the amount (which may be zero) payable on the exercise of an Option set by the Designated Corporate Officer under rule 3.2.5; “Participant” means a person holding (or who previously held) an Award or their personal representatives; “Plan” means these rules known as “The BP Share Award Plan 2025”, as changed from time to time; “Remuneration Rules” means, in relation to any Employee or Participant, the remuneration codes, regulations, guidance and/or regulatory expectations which apply to the Employee or Participant from time to time;

3036746900/84/22 Apr 2025 3 “Restricted Share Agreement” means the agreement or documents governing how Restricted Shares are held as referred to in rule 4.2 (Restricted Shares); “Restricted Shares” means Shares held in the name of or for the benefit of a Participant subject to the Restricted Share Agreement; “Retention Period” means any period during which any restrictions apply to an Award or the Shares subject to an Award following Vesting as referred to in rule 3.3.5; “Retention Shares” means the Shares which are subject to a Retention Period; “Shares” means fully paid ordinary shares in the capital of the Company and includes ADSs where appropriate; “Sub-Plan” means any plan, agreement or other arrangement created or designated by the Designated Corporate Officer in accordance with rule 2 (Sub-Plans); “Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006; and “Vesting” means, subject to the rules and the terms set at grant and any Retention Period: (i) in relation to an Option, an Option becoming exercisable; (ii) in relation to a Conditional Award, a Participant becoming entitled to have the Shares issued or transferred to them; and (iii) in relation to Restricted Shares, the restrictions set out in the Restricted Share Agreement ceasing to have effect as described in rule 7.5.3, and “Vesting” shall include the terms “Vest” and “Vested”. 2 Sub-Plans 2.1 Requirement for a Sub-Plan An Award may only be granted under a Sub-Plan. 2.2 Creation and designation of Sub-Plans Subject to these rules, the Designated Corporate Officer may, at any time: 2.2.1 create and determine the terms of any new Sub-Plan; 2.2.2 designate any existing plan, agreement or other arrangement as a Sub-Plan whether it was adopted or operated before or after the date of approval of this Plan; and/or 2.2.3 decide that a Sub-Plan is no longer a Sub-Plan. The rules of a Sub-Plan may be different to those of the Plan but must not be such as would require the approval of the Company in general meeting if the Plan were amended to include them under rule 12.2 (Shareholder approval). 2.3 Content of Sub-Plans 2.3.1 Subject to rule 2.2 (Creation and designation of Sub-Plans), the rules of a Sub-Plan can:

3036746900/84/22 Apr 2025 4 (i) set out how any discretion or power given under these rules will be exercised in relation to any or all awards under the Sub-Plan; (ii) disapply any of the rules or apply additional rules; and/or (iii) set out circumstances in which rule 9.2 (Exceptions) will apply in relation to the Award which are not listed in that rule or specify circumstances which are listed in that rule but which will not apply. 2.3.2 Except as provided below, the terms of each Sub-Plan and any Award will be consistent with these rules. 2.3.3 A Sub-Plan or the terms of an Award can be inconsistent with these rules to the extent only that these rules could be amended to include that inconsistency without the approval of the Company in general meeting under rule 12 (Changing the Plan and termination). 2.3.4 If a Sub-Plan or the terms of any Award are inconsistent with these rules in a manner which is not permitted by rule 2.3.3, the Sub-Plan or Award will be read in a manner which is so consistent, as determined by the Designated Corporate Officer. 2.3.5 For the avoidance of doubt, where the rules of the Sub-Plan are more restrictive than this Plan then the terms of that Sub-Plan shall to the exclusion of the Plan apply to the Awards made under it. 2.3.6 Awards under a Sub-Plan will be treated as Awards for the purposes of the limit in rule 5 (Limits). 2.3.7 If there is a conflict between the rules of the Plan and the Sub-Plan, the Sub-Plan will prevail except to the extent that it would not comply with rule 2.2 (Creation and designation of Sub-Plans). Where there is a conflict between the Plan and the Sub- Plan in respect of Awards granted before the date of shareholder approval of the Plan then the Sub-Plan will apply even though it may not comply with rule 2.2 (Creation and designation of Sub-Plans). 2.3.8 Amendments to the Sub-Plan will be subject to rule 12.2 (Shareholder approval). 3 Terms to be included in Sub-Plans 3.1 Types of Awards The Sub-Plan will set out: 3.1.1 whether Awards may be granted over Shares; and 3.1.2 whether Awards will take the form of: (i) Conditional Awards; (ii) Options; or (iii) Restricted Shares, or a combination of these. 3.2 Terms which must be included in Sub-Plans The Sub-Plan or the terms of each Award will set out:

3036746900/84/22 Apr 2025 5 3.2.1 the number of Shares subject to the Award or how that will be determined; 3.2.2 whether the Award is over Shares or ADSs; 3.2.3 the date or dates on which and/or conditions on which Awards will Vest or lapse (being the Normal Vesting Date), including the terms of any Condition or any other condition to which the Award is subject; 3.2.4 the treatment of the Award if the Participant ceases to be employed by any member of the Group, which may include the Award lapsing, continuing in effect, Vesting early or being exchanged for an equivalent award relating to the new employer (in each case, wholly or in part); and 3.2.5 in the case of an Option, the Option Price (if any). 3.3 Terms which may be included in Sub-Plans Without limiting the Designated Corporate Officer’s discretion under rule 2.2.1, the Sub-Plan or the terms of an Award may also: 3.3.1 provide restrictions that apply to the Award and/or the Shares subject to the Award during a period following the Vesting of the Award, and if so the terms of such restrictions; 3.3.2 provide for Awards to carry a Dividend Equivalent, determined on such basis as is set out in the Sub-Plan; 3.3.3 provide for Awards to be granted as Bonus Deferral Awards and/or as Buy-out Awards; 3.3.4 provide that Awards may be cash settled, on such basis as is set out in the Sub- Plan; 3.3.5 provide that Awards may be subject to a Retention Period on such basis as is set out in the Sub-Plan; 3.3.6 include malus and/or clawback provisions; and 3.3.7 specify the Final Lapse Date of an Option. 3.4 Conditions 3.4.1 The Designated Corporate Officer may decide that Vesting of an Award will be conditional on the satisfaction of one or more conditions set by the Designated Corporate Officer on grant. The Conditions may be linked to the performance of the Company, the Participant and/or any member of the Group or any other matter and may provide that the Award will lapse to the extent that they are not satisfied. 3.4.2 Where an Award is subject to Conditions, the Designated Corporate Officer may change a Condition if anything happens which causes the Designated Corporate Officer to consider it appropriate to do so. 3.5 Dividend Equivalents 3.5.1 If an Award carries a Dividend Equivalent, the amount of the Dividend Equivalent will be the number of Shares in respect of which the Award Vests multiplied by the per- Share amount of the dividends with a payment and record date between the Award Date and the date of Vesting (“relevant dividends”).

3036746900/84/22 Apr 2025 6 3.5.2 However, the Designated Corporate Officer may determine on grant that: (i) the amount will be determined as if each relevant dividend were re-invested in further Shares at the Market Value of a Share on the payment date; or (ii) the amount will be determined as if interest were payable on each relevant dividend from the payment date until the date of Vesting (or exercise, if applicable) at a rate determined by the Designated Corporate Officer; and/or (iii) in the case of an Option, the Dividend Equivalent will be: (a) payable on exercise, not Vesting; and/or (b) calculated as if relevant dividends were the dividends on a Share the payment and record date for which falls between the Award Date and the date of exercise (rather than the date of Vesting); and/or (iv) a different calculation approach will apply. 3.5.3 The Designated Corporate Officer may at any time decide to exclude all or part of a special dividend or dividend in specie which may otherwise be included within Dividend Equivalent calculations and entitlements. 3.6 No payment for Awards A Participant is not required to pay for the grant of an Award. 3.7 Regulatory override Nothing in these rules or the terms of any Award will oblige any Group company or any other person to make any payment which would be inconsistent with the Remuneration Rules. If the Designated Corporate Officer determines that payment of any part of an Award would be so inconsistent, they may: 3.7.1 amend the Plan or the terms of the Award under rule 12 (Changing the Plan and termination); 3.7.2 adjust (including to nil and/or retrospectively) the number of Shares or method for valuing Shares or amount of cash payable under the Award; and/or 3.7.3 delay, and/or impose additional conditions on the Vesting or payment/settlement of an Award and/or the ending of a Retention Period. 4 Documentation of Awards 4.1 Awards other than Restricted Shares An Award (other than an Award of Restricted Shares) will be documented in such manner as the Designated Corporate Officer may decide and the Participant will be notified of the grant of the Award and the terms set for the Award in writing. 4.2 Restricted Shares 4.2.1 Where an Award takes the form of Restricted Shares, the Participant must (if required by the Designated Corporate Officer) enter into: (i) an agreement with the Grantor, that to the extent that the Award lapses under the Plan, the Shares are forfeited and they will immediately transfer their

3036746900/84/22 Apr 2025 7 interest in them, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Grantor; (ii) any tax elections required by the Designated Corporate Officer; and (iii) any other documentation which the Designated Corporate Officer considers necessary or desirable to give effect to the terms of the Award, including a power of attorney or blank share transfer form. 4.2.2 If the Participant does not do so within a period specified by the Designated Corporate Officer, the Award will lapse at the end of that period. 4.2.3 On or after the grant of an Award of Restricted Shares, the Grantor will procure that the relevant number of Shares is issued or transferred to the Participant or to another person to be held for the benefit of the Participant under the terms of the Plan. Where applicable, the share certificates or other documents of title relating to any Restricted Shares may be retained by the Grantor. 5 Limits 5.1 Plan limits An Award that may be settled in New Issue Shares may only be granted if the number of Shares committed to be issued under that Award would not exceed 10 per cent (or such higher percentage set from time to time by the Investment Association) of the ordinary share capital (adjusted for share issuance and cancellation) of the Company in issue immediately before the date of grant, when aggregated with outstanding Awards granted under any Sub- Plan, or under any other employee share plan operated by the Company, in the previous 10 years (or such longer period as set from time to time by the Investment Association). 5.2 Scope of Plan limits 5.2.1 When calculating the limits in rule 5.1 (Plan limits), Shares will be ignored: (i) where the right to acquire them is released, declined, forfeited or lapses; or (ii) which are committed to be issued under any Dividend Equivalent. 5.2.2 As long as so required by the Investment Association, Shares transferred from treasury to satisfy Awards are counted as a part of the ordinary share capital of the Company, and as New Issue Shares. 5.2.3 The precise method for calculating the limits in this rule 5 shall, subject to these rules, be determined by the Designated Corporate Officer from time to time in their discretion. 5.3 Awards in breach of limits If the Grantor tries to grant an Award which is inconsistent with this rule 5, the Award will be limited and will take effect from the Award Date on a basis consistent with this rule 5. 5.4 Listing Rules No Shares will be issued under the Plan if it would cause UK Listing Rule 6.2.22 (Shares in public hands) to be breached.

3036746900/84/22 Apr 2025 8 6 Terms applicable to all Awards 6.1 Eligibility Awards may only be granted to Employees or, if provided for under the applicable Sub-Plan, former Employees. 6.2 Timing of Awards 6.2.1 Subject to the rest of this rule, Awards may be granted at any time. 6.2.2 No Awards may be granted when grants are prevented by Dealing Restrictions. 6.2.3 No Awards may be granted after 17 April 2035 or such earlier date as the Designated Corporate Officer may specify. 6.3 Voting and dividends 6.3.1 A Participant is not entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Option or a Conditional Award until the Shares are issued or transferred to the Participant. 6.3.2 Except to the extent specified in the Restricted Share Agreement, a Participant will have all rights of a shareholder in respect of Restricted Shares until the Award lapses. 6.4 No transfer or hedging Unless agreed by the Designated Corporate Officer, a Participant may not sell, transfer, assign, hedge, charge or otherwise dispose of an Award or any rights in respect of an Award and must not enter into any transaction which transfers the risk of price movements with regard to the Shares subject to an Award. If they do, whether voluntarily or involuntarily, then that Award will immediately lapse unless determined otherwise by the Designated Corporate Officer. This rule 6.4 does not apply: 6.4.1 to the transmission of an Award on the death of a Participant to their personal representatives; or 6.4.2 to the assignment of an Award, with the prior consent of the Designated Corporate Officer, subject to any terms and conditions the Designated Corporate Officer may impose. 6.5 Adjustment of Awards 6.5.1 If there is: (i) a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital; (ii) a demerger (in whatever form) or exempt distribution by virtue of Section 1075 of the Corporation Tax Act 2010; (iii) a special dividend or distribution; or (iv) any other corporate event which might affect the current or future value of any Award,

3036746900/84/22 Apr 2025 9 the Designated Corporate Officer may adjust the number or class of Shares or securities subject to the Award and, in the case of an Option, the Option Price. 6.5.2 Subject to the Restricted Share Agreement, a Participant will have the same rights as any other shareholders in respect of Restricted Shares where rule 6.5.1 applies. Any shares, securities or rights allotted to a Participant as a result of such an event will be: (i) treated as if they were awarded to the Participant under the Sub-Plan in the same way and at the same time as the Restricted Shares in respect of which the rights were conferred; and (ii) subject to the rules of the Sub-Plan and the terms of the Restricted Share Agreement, provided that this will not apply to any Shares which a Participant acquires on a rights issue or similar transaction to the extent that they exceed the number the Participant would have acquired on a sale of sufficient rights issued nil-paid to take up the balance of the rights. 7 Vesting 7.1 Timing and extent of Vesting Subject to the rest of these rules, an Award will Vest on the later of the following: 7.1.1 the Normal Vesting Date; or 7.1.2 the date on which the Designated Corporate Officer determines the extent to which any Condition or any other conditions are satisfied (which they will do as soon as reasonably practicable after the end of the period over which they are tested), or on any other date on which the Award Vests under these rules. For the avoidance of doubt, where there is more than one Normal Vesting Date in respect of an Award, then the Award will only be capable of Vesting on each Normal Vesting Date to the extent stated on grant. 7.2 Delayed Vesting Without limiting rule 10.3 (Malus), Vesting may, at the Designated Corporate Officer’s discretion, be delayed in respect of a Participant’s Award, or any part of it, if any of the following circumstances apply on the anticipated date of Vesting: 7.2.1 the Participant is subject to any Investigation; 7.2.2 the Participant’s employment has terminated or is about to terminate in circumstances where it is not clear whether the Award should lapse under rule 10 (Malus and clawback); 7.2.3 a matter which may otherwise involve or affect that Participant has been referred to the Designated Corporate Officer for review under rule 10 (Malus and clawback); or 7.2.4 the Designated Corporate Officer considers that it is necessary or appropriate to defer Vesting. In these cases, Vesting will not occur unless and until the Designated Corporate Officer determines that the Award should Vest.

3036746900/84/22 Apr 2025 10 “Investigation” means, for the purpose of this rule 7.2, any enquiry or investigation by any member of the Group into the conduct, capability or performance of a Participant that may potentially lead to disciplinary action being taken against that Participant, and/or any disciplinary procedure (whether in accordance with any relevant contractual obligation, policy or otherwise) that has been commenced by any member of the Group against a Participant. 7.3 Dealing Restrictions If Vesting or the issue or transfer of Shares in satisfaction of an Award is prevented by any Dealing Restriction, the period for Vesting, issue or transfer will be delayed for that Award until the Dealing Restriction no longer applies. 7.4 Issuing Shares or transferring Shares from treasury Any Award (granted under any Sub-Plan) may be satisfied: 7.4.1 by issuing New Issue Shares to or to the order of the Participant if the Award was or could have been granted on the basis it would be satisfied with New Issue Shares under rule 5.1 (Plan limits); or 7.4.2 by transferring Shares from treasury to or to the order of the Participant; or 7.4.3 in any other manner permitted by the Sub-Plan or the terms of the Award. 7.5 Consequences of Vesting 7.5.1 If an Award takes the form of a Conditional Award, as soon as reasonably practicable after Vesting, the Grantor will arrange (subject to the rest of this rule 7 and rules 8 (Retention Period), 10 (Malus and clawback) and 13 (General)) for the issue or transfer to, or to the order of, the Participant, of the number of Shares in respect of which the Award has Vested. 7.5.2 A Participant can only exercise an Option to the extent it has Vested. To exercise it, the Participant must give notice in any prescribed form to the Grantor and pay any Option Price or make arrangements satisfactory to the Grantor for its payment. Subject to the rest of this rule 7 and rules 8 (Retention Period), 10 (Malus and clawback) and 13 (General), the Grantor will arrange for Shares to be issued or transferred to the Participant as soon as practicable following the date on which the Option is exercised. Notwithstanding anything else in these rules, an Option will always lapse on the Final Lapse Date if it does not lapse earlier under these rules. If an Option lapses under more than one provision of the rules of the Plan, the provision resulting in the shortest exercise period or earliest lapse date will prevail. 7.5.3 To the extent an Award of Restricted Shares Vests, the restrictions referred to in rule 4 (Documentation of Awards) and contained in the Restricted Share Agreement will cease to apply. 7.6 Dividend Equivalent Subject to any determinations under rule 3.5 (Dividend Equivalents), if the Award carries a Dividend Equivalent, it will be paid in cash or additional Shares at the time the Award is satisfied.

3036746900/84/22 Apr 2025 11 7.7 Cash and share alternative 7.7.1 The Grantor may, subject to the approval of the Designated Corporate Officer, satisfy an Option or Conditional Award by paying the Participant an amount in cash equal to the Market Value of the number of Shares in respect of which the Award Vests or is exercised. For Options, the cash amount must be equal to the amount by which the Market Value of all of the Shares in respect of which the Option is exercised exceeds the total Option Price and the Participant need not pay the Option Price. 7.7.2 An Award may be granted on the basis that it will always be satisfied in this way. 7.7.3 Where a Participant becomes entitled to a cash payment under these rules, subject to the approval of the Designated Corporate Officer, the Grantor can satisfy that entitlement by issuing or transferring a number of Shares (subject to rule 13.2 (Tax)) which have a Market Value on the date of Vesting for Awards and exercise for Options equal to the cash payment entitlement. 7.8 Automatic exercise of Options following death 7.8.1 To the extent that: (i) a deceased Participant’s Option is exercisable but has not been exercised by the close of the Business Day before the last day of the exercise period determined under rule 9.4.3 but for this rule 7.8.1; and (ii) it is in the money on that day, the Company will, unless the Designated Corporate Officer decides otherwise, treat it as having been exercised on that day. 7.8.2 The Company will, subject to any decision made under rule 7.8.4, arrange for sufficient of the Shares resulting from the exercise to be sold on behalf of the Participant to raise an amount (after costs of sale) equal to the Option Price and any tax or social security required to be withheld under rule 13.2 (Tax). The remaining Shares subject to the Option will be issued or transferred as set out in rule 7.5.2 (subject always to rule 9.4.4). 7.8.3 An Option is “in the money” on any day, if the Designated Corporate Officer estimates that, if all the Shares resulting from exercise were sold on that day, the sale proceeds (after making a reasonable allowance for any costs of sale) would be more than the Option Price. 7.8.4 The personal representatives of a deceased Participant may give notice at any time before the day referred to in rule 7.8.1 requesting that this rule 7.8 not apply to the Option. 7.8.5 No member of the Group will be liable for any loss incurred by the Participant or their estate as a result of the application of or failure to apply this rule 7.8. 7.9 Issuing Shares for less than nominal value This rule applies where: 7.9.1 an Option is exercised and the Option Price is nil or less than the nominal value of a Share at the time; or 7.9.2 a Conditional Award Vests.

3036746900/84/22 Apr 2025 12 If the Award is to be satisfied by the issue of New Issue Shares, the Designated Corporate Officer is authorised to capitalise the reserves of the Company. The amount to be capitalised will be the nominal value of a Share less the Option Price (if any) multiplied by the number of Shares to be issued. 8 Retention Period This rule 8 applies if the Designated Corporate Officer determines that an Award is subject to a Retention Period. 8.1 How the Retention Period will apply to an Award 8.1.1 Before the Award Vests, the Designated Corporate Officer will determine whether: (i) the Award will continue in respect of the Retention Shares through the Retention Period (subject to this rule 8) (“Deferral of Vesting”); or (ii) the Retention Shares will be issued or transferred into the beneficial ownership of the Participant and held in accordance with this rule 8 (“Owned Shares”). 8.1.2 Deferral of Vesting: Where the Designated Corporate Officer determines that the Award will continue through the Retention Period, they shall calculate the number of Shares which Vest in accordance with rule 7.1 (Timing and extent of Vesting) but the Retention Shares will only be issued or transferred or cash paid under rule 7.5 (Consequences of Vesting) at the end of the Retention Period and subject to this rule 8. 8.1.3 Owned Shares: Where the Designated Corporate Officer has determined that Owned Shares will be issued or transferred to the Participant, they will calculate the number of Shares which Vest in accordance with rule 7.1 (Timing and extent of Vesting) and will issue or transfer the beneficial ownership of the Retention Shares (if not already held in respect of an Award of Restricted Shares), for no consideration, to any person specified by the Designated Corporate Officer to be held during the Retention Period under this rule 8. 8.1.4 Where the Award is an Option and the Designated Corporate Officer has determined that it will continue during the Retention Period, the Option will become exercisable as described in rule 7.5 (Consequences of Vesting) and any Retention Shares acquired on the exercise of the Option during the Retention Period (less any tax paid) will continue to be held as Owned Shares. 8.1.5 If required to do so by the Designated Corporate Officer, the Participant must enter into an agreement setting out the basis on which the Retention Shares will be held under this rule 8. If the Participant does not do so in the manner and within the timeframe specified by the Designated Corporate Officer, the Award will lapse and the Retention Shares will not be issued or transferred (or will be forfeited if already issued or transferred). 8.1.6 If the Retention Shares have already been transferred to the Participant or to another person to be held for the benefit of the Participant, the Participant will immediately transfer their interest in the Retention Shares, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Designated Corporate Officer.

3036746900/84/22 Apr 2025 13 8.2 Tax 8.2.1 Where tax is payable before the end of the Retention Period then rule 13.2 (Tax) will apply and Shares may be sold or the number of Shares under Award reduced under that rule. To the extent they are sold and/or reduced, the Retention Period will apply in respect of the remainder of the Shares. 8.2.2 The Participant must enter into any elections in relation to Retention Shares required by the Designated Corporate Officer, including tax elections. If the Participant does not do so in the manner and within the timeframe specified by the Designated Corporate Officer, the Award will lapse at the end of that period and the Retention Shares will not be issued or transferred (or they will be forfeited if already issued or transferred). 8.3 Rights during the Retention Period 8.3.1 Owned Shares The following additional provisions will apply to Owned Shares during the Retention Period: (i) The Participant will be entitled to vote (or to give instructions as to voting) and to receive dividends and have all other rights of a shareholder in respect of the Owned Shares from the date on which the Participant becomes the beneficial owner. (ii) The Participant may not transfer, assign or otherwise dispose of the Owned Shares or any interest in them (or instruct anyone to do so) except in the case of: (a) the sale of sufficient entitlements nil-paid in relation to an Owned Share to take up the balance of the entitlements under a rights issue or similar transaction; or (b) to fund any tax in accordance with rule 8.2 (Tax); or (c) Shares becoming subject to (or the Participant agreeing to approve or vote in favour of) a Change of Control or a transaction contemplated by rule 11.1.2; or (d) in any other circumstances if the Designated Corporate Officer so allows. (iii) Any securities which the Participant receives in respect of Owned Shares as a result of an event described in rule 6.5 (Adjustment of Awards) during the Retention Period will, unless the Designated Corporate Officer decides otherwise, be subject to the same restrictions as the corresponding Owned Shares. This will not apply to any Shares which a Participant acquires on a rights issue or similar transaction to the extent that they exceed the number they would have acquired on a sale of sufficient rights under the rights issued nil-paid to take up the balance of the rights. (iv) For the avoidance of doubt, clawback (under rule 10.4 (Clawback)) will apply to the Owned Shares during the Retention Period.

3036746900/84/22 Apr 2025 14 8.3.2 Deferral of Vesting The following provisions will apply during the Retention Period where an Award continues through the Retention Period: (i) Except as required under rule 8.2 (Tax), the Participant will have no rights in respect of the Retention Shares until the Shares are acquired at the end of the Retention Period. (ii) The Participant may not transfer, assign or otherwise dispose of the Retention Shares subject to any Award or any interest in them. (iii) If the Award carries a Dividend Equivalent, rule 7.6 (Dividend Equivalent) may apply from the Award Date until the end of the Retention Period. (iv) For the avoidance of doubt, malus under rule 10.3 (Malus) will continue to apply throughout the Retention Period. 8.4 Leaving employment and the Retention Period 8.4.1 Subject to rule 9.5 (Retention Period on death and leaving), if the Participant leaves employment during the Retention Period, rule 9 (Leaving employment) will not apply and the Retention Period will continue to apply after the Participant has left employment, unless the Designated Corporate Officer decides otherwise. 8.4.2 If a Participant leaves employment before the start of the Retention Period and the Award does not lapse, the Designated Corporate Officer may decide that the Retention Period will not apply. 8.4.3 If the Participant leaves employment during the Retention Period in circumstances in which their employment could have been terminated without notice or otherwise due to the Participant’s misconduct, the Award will lapse. 8.5 Forfeiture of Owned Shares To the extent that Owned Shares are forfeited under rule 8.4.3 (Leaving employment and the Retention Period) or rule 10 (Malus and clawback), the Participant will, or is deemed to consent to, the immediate transfer of their beneficial ownership of the Owned Shares, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Designated Corporate Officer. 8.6 End of the Retention Period 8.6.1 The Retention Period will end on the earliest of the following: (i) the date on which the Retention Period will normally end, as set by the Designated Corporate Officer in relation to the Award; (ii) the date on which the Designated Corporate Officer decides that the number of Retention Shares is sufficiently small that the continuation of the Retention Period is not warranted; (iii) the date on which the Participant dies; and (iv) the date of a Change of Control or other transaction described in rule 11.1.2, unless the Award is exchanged.

3036746900/84/22 Apr 2025 15 8.6.2 Owned Shares: At the end of a Retention Period, the restrictions relating to Owned Shares in rule 8.3.1 (Owned Shares) will cease to apply and the Shares will be transferred to the Participant or as they may direct. 8.6.3 Deferral of Vesting: At the end of a Retention Period, the Award will Vest under rule 7 (Vesting) to the extent determined under rule 8.1.2 (How the Retention Period will apply to an Award). 9 Leaving employment 9.1 General rule Subject to rule 9.2 (Exceptions), rule 9.4 (Death) or rule 9.7 (Bonus Deferral Awards and Buy-out Awards), an Award will lapse if the Participant leaves employment before the Award Vests. 9.2 Exceptions 9.2.1 Subject to rules 9.6 (Early Vesting), 9.10 (Transfer), 9.11 (Career Breaks) and the rest of this rule 9.2, if a Participant leaves employment before the Award Vests due to: (i) ill-health, injury or disability, as established to the satisfaction of the Company; (ii) retirement with the agreement of the Participant’s employer; (iii) the Participant’s employing company ceasing to be a member of the Group; (iv) a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person who is not a member of the Group; (v) redundancy; or (vi) any other reason if the Designated Corporate Officer so decides in a particular case, an Award will not lapse but will continue in effect and the rules will continue to apply. 9.2.2 The Designated Corporate Officer must exercise any discretion provided for in rule 9.2.1(vi) within 80 days after he/she becomes aware of the cessation of the relevant Participant’s employment or office and where the discretion is not exercised in favour of the Participant the Awards will be treated as having lapsed on the date of cessation. 9.2.3 Vesting or exercise of the Award on or after leaving employment will be subject to any applicable Condition and any such additional conditions or requirements as the Designated Corporate Officer may impose. 9.2.4 Unless the Designated Corporate Officer decides otherwise, the number of Shares in respect of which the Award Vests will be reduced to reflect the proportion of the period up to the Normal Vesting Date which had elapsed by the date the on which the Participant left employment or to such greater extent as they may determine (assessed on such basis as the Designated Corporate Officer decides).

3036746900/84/22 Apr 2025 16 9.3 Exchange of awards on a sale of employer If the Designated Corporate Officer, with the agreement of any relevant purchaser, so decides before the event referred to in rule 9.2.1(iii) or 9.2.1(iv) takes effect, Awards will not Vest, but will instead be exchanged, and rules 11.3 (Lapse of Options) to 11.7 (Exchange terms) will apply. In applying rules 11.4 (Exchange of Awards) to 11.7 (Exchange terms), the “Acquiring Company” will mean the relevant purchaser or any company nominated by the relevant purchaser and approved by the Designated Corporate Officer. 9.4 Death 9.4.1 If a Participant dies, their Award will Vest subject to rule 9.4.2, on the date of death and where relevant will lapse as to the balance. 9.4.2 If the Award is subject to a Condition, rule 9.6.2 will apply or the Designated Corporate Officer may decide to waive the Condition. 9.4.3 If the Award is an Option, it will be exercisable for 12 months from the date of death (or such longer period as the Designated Corporate Officer may specify), after which, unless exercised under rule 7.8 (Automatic exercise of Options following death), it will lapse. 9.4.4 The Grantor will only arrange for Shares to be issued or transferred, or cash paid to the personal representatives of a deceased Participant, if they have produced such evidence as the Designated Corporate Officer may require of their status as such. The receipt by any person who has produced such evidence will discharge the Grantor from any obligation to the Participant or their estate. 9.5 Retention Period on death and leaving 9.5.1 If a Participant leaves employment because of ill-health, injury or disability, as established to the satisfaction of the Company, the Designated Corporate Officer may decide that: (i) the Retention Period will not apply to any Award which Vests as a result; and/or (ii) any Retention Period which started before the Participant left employment will come to an end. 9.5.2 If a Participant dies, no Retention Period will apply to any Awards which Vest, and any Retention Period which has already started will come to an end. 9.5.3 On leaving in other circumstances, see rule 8.4 (Leaving employment and the Retention Period). 9.6 Early Vesting 9.6.1 If rule 9.2 (Exceptions) applies, the Designated Corporate Officer may decide that the Participant’s Award will Vest, to the extent described in that rule, on the date of leaving employment or a later date determined by the Designated Corporate Officer. 9.6.2 In this circumstance, if the Award is subject to any condition (including a Condition), the Designated Corporate Officer will determine the extent to which it is satisfied on the date of Vesting in accordance with its terms or, if not specified in those terms,

3036746900/84/22 Apr 2025 17 they will estimate the extent to which it would be satisfied in such manner as they consider reasonable. 9.6.3 The Award will lapse to the extent it does not Vest. 9.7 Bonus Deferral Awards and Buy-out Awards The Designated Corporate Officer may decide that rule 9.1 (General rule) will not apply to Bonus Deferral Awards or Buy-out Awards or that rule 9.1 (General rule) will apply subject to such modifications as may be determined at grant. 9.8 Period for exercise of Options After the Participant has left employment, an Option will, unless a different exercise period and lapse date is determined by the Designated Corporate Officer (provided always that at the latest, an Option will lapse on the Final Lapse Date), lapse 12 months after the later of leaving employment and Vesting. 9.9 Meaning of “leaving employment” 9.9.1 Subject to rule 9.9.2, a Participant will only be treated as “leaving employment” when they are no longer an Employee of any member of the Group, as determined by the Designated Corporate Officer, and may not be treated as leaving employment if they commence employment with a member of the Group within one month (or such longer period as the Designated Corporate Officer may allow) of leaving. 9.9.2 The Designated Corporate Officer may decide that a Participant will be treated as leaving employment on the date they give or are given notice terminating their office or employment. 9.9.3 The Designated Corporate Officer may exercise any discretion under this rule 9 differently in relation to different Awards held by the same Participant. 9.10 Transfer If a Participant remains an Employee but is transferred to work in another country or changes tax resident status and, as a result, they would: 9.10.1 suffer a tax disadvantage in relation to their Award (this being shown to the satisfaction of the Designated Corporate Officer); or 9.10.2 become subject to restrictions on their ability to hold or deal in the Shares or the proceeds of the sale of the Shares acquired on Vesting or exercise because of the securities laws or exchange control laws of the country to which the Participant is transferred, then the Designated Corporate Officer may decide that the Award will Vest on a date they choose before or after the transfer takes effect. The Award will Vest to the extent the Designated Corporate Officer permits and will lapse as to the balance. 9.11 Career Breaks 9.11.1 If a Participant is on a career break on the date that their Awards would ordinarily Vest under the Plan, then unless the Designated Corporate Officer determines otherwise in any particular case, the Awards will Vest in accordance with these rules (but subject to any Retention Period) as soon as practicable after it has been

3036746900/84/22 Apr 2025 18 determined that the Participant has returned to normal employment at the end of the career break and has continued to be in their normal employment for a period of three months from the date of return, and in that period has not given or received notice of termination of employment. For the purposes of this rule, career break means an extended period of unpaid leave from normal work, without ceasing to be an Employee of any member of the Group, with the agreement of the Company, which is designated by the Designated Corporate Officer as a career break for the purposes of these rules. 9.11.2 Unless any of the reasons set out in rule 9.2 (Exceptions), 9.4 (Death) or 11 (Corporate events) apply, if the Participant ceases to be an Employee before having returned to normal employment at the end of the career break or during the three- month period referred to in rule 9.11.1, then the Awards will lapse on cessation of employment. If any of the reasons set out in rule 9.2 (Exceptions) or 9.4 (Death) do apply, the Awards will Vest in accordance with these rules (but subject to any Retention Period) as soon as practicable after cessation of employment. If any of the reasons set out in rule 11 (Corporate events) apply, Awards will Vest in accordance with that rule. 10 Malus and clawback 10.1 Application of malus and clawback An Award and a Participant shall be subject to: 10.1.1 any malus and/or clawback terms as set out at rule 10.2 (Minimum malus and clawback circumstances) below; 10.1.2 any malus and/or clawback terms of the Sub-Plan and/or the Award; 10.1.3 any policy that provides for malus or clawback as operated by any business unit and/or member of the Group from time to time; and 10.1.4 any contractual terms between the Participant and any member of the Group which provide for malus or clawback, and, in the case of clawback, clawback may be applied during the Clawback Period. 10.2 Minimum malus and clawback circumstances The minimum malus and clawback circumstances are: 10.2.1 The Participant has engaged in conduct (including, but not limited to, a violation of the Company’s code of conduct (as amended from time to time)) which the Designated Corporate Officer considers was contrary to the legitimate expectations of the Company for an Employee in the Participant’s position (or the position occupied by the Participant before they left the Group). 10.2.2 The performance of the Participant or the team, business area, member of the Group or profit centre in which the Participant works has fallen materially below the level expected at the time of grant of the Award. 10.2.3 Results announced for any period have been restated or subsequently appeared materially financially inaccurate or misleading as determined by the Designated Corporate Officer.

3036746900/84/22 Apr 2025 19 10.2.4 A business unit or profit centre in which the Participant works or has worked has made a material financial loss as a result of circumstances that could reasonably have been risk-managed, and which leads to or is likely to create reputational damage to the Group. 10.2.5 Any team, business area, member of the Group or profit centre in which the Participant works or has worked has been the subject of any regulatory investigation or has been in breach of any laws, rules or codes of conduct applicable to it or the standards reasonably expected of it. 10.2.6 The Designated Corporate Officer determines that material reputational damage has been caused to the Group or any member of the Group for which the Participant is responsible or accountable and which could have been reasonably avoided or mitigated. 10.2.7 The Designated Corporate Officer determines that, as a result of any miscalculation or use of incorrect information by the Company or any member of the Group (or any of their directors, employees or agents), the benefit received or receivable by the individual on Vesting of an Award (or exercise of an Option) would be, is or was incorrect. 10.2.8 The Designated Corporate Officer determines there has been a significant environmental / health & safety failure or other material risk management failure within the Group for which the Participant is responsible or accountable. 10.2.9 There has been a significant deterioration in the financial health of the Group or any member of the Group. 10.2.10 The Participant owes (for any reason, including as a debt) money to the Company or any member of the Group. 10.2.11 The Participant has ceased to be an Employee but has retained all or any portion of their Award for any reason, and the Participant either joins a Competitor Organisation of any member of the Group, and/or solicits Employees of any member of the Group to exit their Group employment, within 12 months of ceasing to be an Employee. The Designated Corporate Officer will have the sole discretion to determine the definition of “Competitor Organisation”. 10.2.12 Any other event as a result of which the Designated Corporate Officer considers that the application of this rule is appropriate. 10.3 Malus Where the Designated Corporate Officer decides that malus will apply to a Participant: 10.3.1 the Award will lapse or, in the case of Owned Shares, will be forfeited, wholly or in part as they may determine; and/or 10.3.2 the restricted period or any Retention Period for any Award will be extended by such period as they may determine; and/or 10.3.3 if the Award has already Vested but Shares have not yet been released (because of, for example, any Dealing Restrictions), a reduced number of Shares as determined by the Designated Corporate Officer (including nil) will be released to the Participant.

3036746900/84/22 Apr 2025 20 10.4 Clawback Where, during the Clawback Period, the Designated Corporate Officer decides that clawback will apply to a Participant, then the Participant must transfer to, or to the order of, the Company, for no consideration, a number of Shares equal to the gross number of Shares which they acquired pursuant to any Award (or such lesser number as the Designated Corporate Officer may determine), or pay to, or to the order, of the Company an amount equal to the Market Value of such Shares (as at such date as the Designated Corporate Officer may determine) or the gross amount of cash (or such lesser amount as the Designated Corporate Officer may determine) which was paid pursuant to the Award (which shall be a debt immediately due and payable) and for which purpose the Designated Corporate Officer may decide that: 10.4.1 any Award, bonus or other benefit which might have been granted, Vested or paid to the Participant under this or any other arrangement will be reduced, be treated as never having been awarded or will not Vest; and/or 10.4.2 to the extent permitted by law, any amount payable in respect of the clawback may be deducted from any amount that is otherwise payable to the Participant by any member of the Group, including salary or bonus. 10.5 General 10.5.1 For the avoidance of doubt, circumstances described in rule 10.1 (Application of malus and clawback) can arise even if the Participant was not responsible for the event in question or if it happened before or after the Vesting or grant of the Award. 10.5.2 Malus and/or clawback may be applied differently for different Participants or for different Awards held by the same Participant in relation to the same event. 10.5.3 The Designated Corporate Officer will notify the Participant of any application of malus or clawback. 10.5.4 Without limiting rule 13.1 (Terms of employment), the Participant will not be entitled to any compensation in respect of any application of malus or clawback. 11 Corporate events 11.1 Time of Vesting 11.1.1 If there is a Change of Control an Award Vests subject to rules 11.2 (Extent of Vesting), 11.3 (Lapse of Options) and 11.4 (Exchange of Awards). 11.1.2 If the Company is or may be affected by: (i) any demerger, delisting, distribution (other than an ordinary dividend) or other transaction which, in the opinion of the Designated Corporate Officer, might affect the current or future value of any Award; or (ii) any reverse takeover (not within rule 11.1.1 above), merger by way of a dual- listed company or other significant corporate event, as determined by the Designated Corporate Officer, the Designated Corporate Officer may allow an Award to Vest to the extent specified in rule 11.2 (Extent of Vesting). The Designated Corporate Officer may impose other conditions on Vesting.

3036746900/84/22 Apr 2025 21 11.1.3 This rule 11.1.3 applies if an Option Vests as a result of, or has Vested before, a court sanctioning a compromise or arrangement in connection with the acquisition of Shares. The Designated Corporate Officer may decide at any time before court sanction that the Option will be deemed exercised (to the extent specified under rule 11.2 (Extent of Vesting) or otherwise) with effect from court sanction, if they consider that the value of consideration receivable for the resulting Shares under the compromise or arrangement would be more than the total Option Price. The Option Price will be deducted from the consideration receivable for the resulting Shares. The Company will notify each affected Participant of this decision and may give the Participant a reasonable opportunity to direct the Company that the Option should not be deemed exercised. 11.2 Extent of Vesting Where an Award Vests under rule 11.1 (Time of Vesting): 11.2.1 an Award will Vest to the extent that any Condition has been met to the date of Vesting and subject to any such additional conditions as the Designated Corporate Officer may impose; and 11.2.2 unless the Designated Corporate Officer decides otherwise, the number of Shares in respect of which the Award Vests will be reduced to reflect the proportion of the period up to the Normal Vesting Date which had elapsed by the date of Vesting or to such greater extent as they may determine. To the extent that the Award does not Vest as a result of this rule 11.2, the Designated Corporate Officer may decide that it will be exchanged (wholly or partly) under rule 11.4 (Exchange of Awards). 11.3 Lapse of Options An Option will be exercisable: 11.3.1 following a Change of Control, for six months after the Change of Control or, if earlier, for six weeks after the date on which a notice to acquire Shares under Section 979 of the Companies Act 2006 is first served; or 11.3.2 following an event described in rule 11.1.1, for such period (not exceeding one year) as the Designated Corporate Officer may set at the time of the event, and will lapse at the end of that period to the extent it has not been exercised or exchanged. 11.4 Exchange of Awards An Award will not Vest (or, in the case of an Option, be exercisable) following a Change of Control or an event described in rule 11.1.2 but will be exchanged pursuant to rule 11.7 (Exchange terms) where: 11.4.1 an offer to exchange the Award is made and accepted by a Participant; or 11.4.2 the Designated Corporate Officer, with the consent of the Acquiring Company, decides before the Change of Control that the Award will be automatically exchanged; or

3036746900/84/22 Apr 2025 22 11.4.3 the Participant’s variable remuneration is subject to regulatory deferral requirements in accordance with applicable Remuneration Rules, unless the Designated Corporate Officer decides otherwise. 11.5 Designated Corporate Officer In this rule 11, “Designated Corporate Officer” means the person or persons identified by the Company as such immediately before the Change of Control. 11.6 Timing of exchange Where an Award is to be exchanged under rule 11.4 (Exchange of Awards) the exchange is effective immediately following the relevant event. 11.7 Exchange terms Where a Participant is granted a new award in exchange for an existing Award, the new Award: 11.7.1 must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company unless the Designated Corporate Officer decides that the new Award may instead confer a right to receive cash calculated by reference to the value of the existing Award at the date of exchange under rule 11.6 (Timing of exchange); 11.7.2 must be equivalent to the existing Award, subject to rule 11.7.4; 11.7.3 is treated as having been acquired at the same time as the existing Award and, subject to rule 11.7.4, will Vest in the same manner and at the same time and be subject to the same Retention Period; 11.7.4 must: (i) be subject to a Condition which is, so far as possible, equivalent to any Condition applying to the existing Award; or (ii) not be subject to any Condition but be in respect of the number of shares which is equivalent to the number of Shares comprised in the existing Award which would have Vested under rule 11.2 (Extent of Vesting) and Vest at the original Normal Vesting Date set by the Designated Corporate Officer on the grant of the Award; and/or (iii) be subject to such other terms as the Designated Corporate Officer considers appropriate in all the circumstances; and (iv) is governed by the Plan, excluding rule 12.2 (Shareholder approval), as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the Acquiring Company or the body corporate determined under rule 11.7.1 above.

3036746900/84/22 Apr 2025 23 12 Changing the Plan and termination 12.1 Designated Corporate Officer’s powers Subject to rule 12.2 (Shareholder approval), the Designated Corporate Officer may at any time change the Plan in any way, including changes to the terms of any Sub-Plan and/or any existing Award already granted which are: 12.1.1 to the disadvantage of the Participant; or 12.1.2 to the advantage of the Participant but only if the Plan would permit a new Award to be granted on those changed terms. 12.2 Shareholder approval 12.2.1 Except as described in rules 12.1.1 and 12.2.2, the Company in a general meeting must approve in advance by ordinary resolution any proposed change to the Plan to the advantage of present or future Participants, which relates to: (i) the Participants; (ii) the limits on the number of Shares, cash or other benefits subject to the Plan; (iii) the basis for determining a Participant’s entitlement to, and the terms of, securities, cash or other benefits to be provided and for the adjustment thereof (if any) if there is a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital; or (iv) the terms of this rule 12.2.1. 12.2.2 The Designated Corporate Officer can change the Plan (or the terms of any Sub- Plan and/or any existing Award already granted) and need not obtain the approval of the Company in general meeting for any changes to a Condition in accordance with rule 3.4 (Conditions) or for any minor changes: (i) to benefit the administration of the Plan; (ii) to comply with or take account of the provisions of any proposed or existing legislation or regulation; (iii) to take account of any changes to legislation or regulation; or (iv) to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant. 12.2.3 The Company in general meeting must approve in advance by ordinary resolution any proposed change to rule 5.1 (Plan limits). 12.3 Employees’ share scheme No amendment or operation of the Plan will be effective to the extent that the Plan would cease to be an “employees’ share scheme” as defined in Section 1166 of the Companies Act 2006.

3036746900/84/22 Apr 2025 24 12.4 Notice The Designated Corporate Officer is not required to give Participants notice of any changes. 12.5 Termination The Plan will terminate on the 10th anniversary of shareholder approval of the Plan unless the shareholders provide a further approval by ordinary resolution for the Plan to continue but the Designated Corporate Officer may terminate the Plan at any time before that date. The termination of the Plan will not affect existing Awards but no further Awards may be granted under any Sub-Plan. 13 General 13.1 Terms of employment 13.1.1 For the purposes of this rule 13, “Employee” means any person who is or will be eligible to be a Participant, or any other person. 13.1.2 This rule applies: (i) whether the Company, the Designated Corporate Officer, the administrator, or any member of the Group, has full discretion in the operation of the Plan, or whether such person could be regarded as being subject to any obligations in the operation of the Plan; (ii) during an Employee’s employment or employment relationship with any member of the Group; and (iii) after the termination of an Employee’s employment or employment relationship, whether the termination is lawful or unlawful. 13.1.3 Nothing in the rules or the operation of the Plan forms part of the contract of employment or employment relationship of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company or any member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment or a continued employment relationship. 13.1.4 The grant of Awards on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year. 13.1.5 The benefit to an Employee of participating in the Plan shall not form any contractual right and shall not be pensionable or benefit bearing. 13.1.6 No Employee has a right to participate in the Plan, or be considered for participation in it, at a particular level or at all. Participation in one operation of the Plan does not imply any right to participate, or to be considered for participation in any later operation of the Plan. 13.1.7 Without prejudice to an Employee’s right in respect of Awards, including their Vesting, subject to and in accordance with the express terms of the Plan, no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to the Awards or their Vesting. Any and all discretions, decisions or omissions relating to the Awards or their Vesting may operate to the disadvantage of the Employee, even if this could

3036746900/84/22 Apr 2025 25 be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and their employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this rule. 13.1.8 No Employee has any right to compensation for any loss in relation to the Plan, including: (i) any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship); (ii) any exercise of a discretion or a decision taken in relation to Awards or to the Plan, or any failure to exercise a discretion or take a decision; and (iii) the operation, suspension, termination or amendment of the Plan, or any grant of Awards or their Vesting or release. 13.1.9 Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of its rules, including in particular this rule. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to acquire Shares subject to and in accordance with the express terms of the Plan and any applicable conditions (or Conditions), in consideration for, and as a condition of, the grant of Awards under the Plan. 13.1.10 Each of the provisions of this rule is entirely separate and independent from each of the other provisions. If any provision is found to be invalid then it will be deemed never to have been part of these rules and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions. 13.2 Tax 13.2.1 The Participant will be responsible for all taxes, social security contributions and other liabilities applicable to them arising out of or in connection with an Award or the acquisition, holding or disposal of Shares or any interest in them or any changes in the rights or restrictions attached to them. 13.2.2 If the Grantor, any member of the Group or the trustee of any employee benefit trust has any liability to pay or account for any such tax, contribution, levy or charge, it will normally meet the liability by selling Shares to which the Participant becomes entitled on their behalf and using the proceeds to meet the liability. However, the Designated Corporate Officer may decide that the liability will, instead, be met by: (i) deducting the amount of the liability from any cash payment due under the Plan; (ii) reducing the number of Shares to which the Participant would otherwise be entitled; and/or (iii) deducting the amount from any payment of salary, bonus or other payment due to the Participant. 13.2.3 The Participant will enter into any elections required by the Designated Corporate Officer, including tax elections and/or elections to transfer any liability, or agreements to pay social security contributions.

3036746900/84/22 Apr 2025 26 13.2.4 Notwithstanding anything else in these rules, the Vesting of an Award or the issue or transfer of Shares or any payment of cash may be delayed until the Participant has done all things reasonably required by the Designated Corporate Officer to give effect to this rule 13.2. 13.3 Designated Corporate Officer’s decision final and binding The decision of the Designated Corporate Officer, on the interpretation of the Plan (including any Sub-Plan) and/or the terms of any Award, or in any dispute relating to an Award granted or matter relating to the Plan, will be final and conclusive. 13.4 Third party rights Nothing in this Plan confers any benefit, right or expectation on a person who is not a Participant and no third party has any rights under the Contracts (Rights of Third Parties) Act 1999 or any equivalent local legislation to enforce any term of this Plan, provided that any member of the Group may rely on and enforce all of the terms of the Plan. This does not affect any other right or remedy of a third party which may exist. 13.5 Documents provided to shareholders Prior to the Participant becoming a shareholder of the Company, the Company is not required to provide to Participants copies of any documents or notices normally sent to the holders of its Shares. 13.6 Costs The Company will pay the costs of introducing and administering the Plan. The Company may ask a Participant’s employer or any other member of the Group to bear the costs in respect of an Award to that Participant. 13.7 Employee trust Any member of the Group may provide money to the trustee of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 682 of the Companies Act 2006. 13.8 Data protection 13.8.1 Subject to rule 13.8.3, by participating in the Plan and accepting an Award, the Participant consents to the holding and processing of personal information provided by the Participant to any member of the Group, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining Participant records; (ii) providing information to members of the Group, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company, the Participant’s employing company, or the business in which the Participant works; and

3036746900/84/22 Apr 2025 27 (iv) transferring information about the Participant to a country or territory that may not provide the same statutory protection for the information as the Participant’s home country. 13.8.2 The Participant is entitled to a copy of the personal information held about them (subject to payment of any fee set by the Designated Corporate Officer where charging such a fee would be lawful). If anything is inaccurate, the Participant has the right to have it corrected. 13.8.3 The basis for any processing of personal information about the Participant under the EU’s General Data Protection Regulation (2016/679) (“GDPR”) (or any successor laws, including its incorporation into UK law as the UK GDPR) is set out in the Company’s Fair Processing Notice on people@bp as well as the privacy notices held by the share plan administrators. The Fair Processing Notice and privacy notices also contain details about how the Participant’s personal information is processed and the Participant’s rights in relation to that information. The Participant has a right to review the Fair Processing Notice and the privacy notices. 13.9 Consents All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in any relevant country. The Participant is responsible for complying with any requirements they need to fulfil in order to obtain or avoid the necessity for any such consent. 13.10 Share rights Shares issued to satisfy Awards under the Plan will rank equally in all respects with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment. Where Shares are transferred to a Participant, including a transfer out of treasury, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date. 13.11 Listing If and so long as the Shares are listed and traded on a public market, the Company will apply for listing of any Shares issued under the Plan as soon as practicable. 13.12 Separate provisions 13.12.1 Each of the provisions of these rules is entirely separate and independent from each of the other provisions. If any provision of any rule is found to be invalid, illegal or unenforceable, in whole or in part, in relation to an Award or a Participant, the provision shall apply to that Award or Participant with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties. 13.12.2 To the extent it is not possible to delete or modify the provision, in whole or in part, then such provision or part of it will be deemed, to the extent that it is illegal, invalid or unenforceable, never to have been part of these rules in relation to that Award or that Participant and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions of that or any other rule.

3036746900/84/22 Apr 2025 28 13.13 Notices 13.13.1 Any information or notice to a person who is or will be eligible to be a Participant under or in connection with the Plan may be posted, or sent by electronic means, in such manner to such address as the Company considers appropriate, including publication on any website. 13.13.2 Any information or notice to the Company or other duly appointed agent under or in connection with the Plan may be sent by post or by electronic means to it at its registered office or such other place, and by such other means, as the Designated Corporate Officer or duly appointed agent may decide and notify to Participants. 13.13.3 Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by electronic means, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending. 13.14 Governing law and jurisdiction Except as may be stated elsewhere herein or in any Sub-Plan, English law governs the Plan and all Awards and their construction. The English courts have exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.